Exhibit 4.4

COMMON SHARES

REGISTRATION RIGHTS AGREEMENT

Dated as of September 10, 2002

by and between

AMERICAN FINANCIAL REALTY TRUST

as the Company,

and

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

as the Purchaser, and as agent for the investors listed on Schedule A hereto.

This Registration Rights Agreement (the “Agreement”) is made and entered into as of September 10, 2002, by and between American Financial Realty Trust, a Maryland real estate investment trust (the “Company”), and Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation (the “Purchaser”), as agent for the investors listed on Schedule A hereto.

This Agreement is made in connection with the Purchase Agreement (the “Purchase Agreement”), dated as of September 4, 2002, between the Company and the Purchaser. In order to induce the Purchaser to enter into the Purchase Agreement, the Company agreed to provide the registration rights provided for in this Agreement to the Purchaser and its respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

The parties hereby agree as follows:

1.    Definitions

As used in this Agreement, the following terms shall have the following meanings:

Affiliate:  When used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the beneficial owner of 5% or more of any class of equity securities.

Agreement:  This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

Business Day:  With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Closing Date:  September 10, 2002 or such other time or such other date as the Purchaser and the Company may agree.

Commission:  The Securities and Exchange Commission.

Common Shares:  Common shares of beneficial interest, par value $0.001 per share, of the Company.

Company:  American Financial Realty Trust, a Maryland real estate investment trust.

Controlling Person:  As defined in Section 8(a) hereof.

End of Suspension Notice:  As defined in Section 7(b) hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

Form S-11:  Such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission that a real estate investment trust is eligible to use for registration for resale of its outstanding securities during the twelve months following completion of such company’s registration under Section 13(a) or 15(d) of the Exchange Act.

Holder:  A holder of any Registrable Shares.

Indemnified Party:  As defined in Section 8(a) hereof.

IPO:  The initial public offering of the Company’s Common Shares.

NASD:  National Association of Securities Dealers, Inc.

Person:  An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding:  An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the person subject thereto, threatened.

Prospectus:  The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase Agreement:  As defined in the preamble.

Purchaser:  As defined in the preamble.

Register, Registered, Registration:  Such terms shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.

Registrable Shares:  Each of the Shares, upon original issuance thereof, until (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it is distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (iii) the date on which it is saleable, without restriction, pursuant to an available exemption from registration under the Securities Act, or (iv) the date on which it is sold to the Company.

Registration Expenses:  Any and all expenses incident to performance of or compliance with this Agreement, including without limitation: (i) all Commission, stock exchange, NASD registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum and compliance with the rules of the NASD), (iii) all expenses of printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Shares on any securities exchange or The Nasdaq Stock Market pursuant to Section 5(l) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance) of the Company and (vi) any fees and disbursements customarily paid by issuers or sellers of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and expenses of any counsel to the Holders.

Registration Statement:  Any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Rule 144:  Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A:  Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 158:  Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424:  Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Shares:  The Common Shares being offered and sold pursuant to the terms and conditions of the Purchase Agreement.

Stand-Off Period:  As defined in Section 9 hereof.

Suspension Event:  As defined in Section 7(b) hereof.

Suspension Notice:  As defined in Section 7(b) hereof.

Underwritten Offering:  A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.    Company Registration.  When practicable following the six month anniversary of the Closing Date, but in no event later than 270 days following the Closing Date, the Company shall file a Registration Statement with the Commission on Form S-11 registering for resale all of the Registrable Shares (the “Required Registration Statement”). The Company shall use commercially reasonable efforts to cause the Required Registration Statement to be declared effective within 60 days of filing with the Commission and to remain effective for no less than 90 days.

3.    Piggyback Registration

(a)    Piggyback Registration Rights and Notice of Registration.  The Company shall notify all Holders of Registrable Shares in writing at least twenty (20) days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements filed on Form S-4 or those relating to option shares held by affiliates of the Company as of the date hereof, or to any employee benefit plan or corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Shares held by such Holder shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in such Registration Statement. If a Holder decides not to include all of its Registrable Shares in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth therein.

(b)    Right to Terminate Registration.  Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3, at any time, whether or not any Holder has elected to include Registrable Shares in such registration.

(c)    Underwriting.  If a Registration Statement under which the Company gives notice under this Section 3 is for an Underwritten Offering, then the Company shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder’s Registrable Shares to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that due to marketing factors the number of Common Shares to be underwritten should be limited, then the managing underwriter(s) may exclude Common Shares (including Registrable Shares) from the registration and the underwriting, and the number of Common Shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such Registration Statement on a pro rata basis based on the total number of Registrable Shares then held by each such Holder (which allocation shall be pari passu with holders of Common Shares that are Registrable pursuant to Registration Rights Agreements with the Company of even date herewith); provided, however that, if the Company previously has completed two registered public offerings for the primary issuance of Common Shares, then in the event a limitation on the number of Common Shares is requested, the Company’s first allocation shall be limited to that number of Common Shares with an aggregate public offering price of $100 million. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(d)    Exceptions.  The Company shall not be obligated to effect, or to take any action to effect any registration of Registrable Shares pursuant to this Section 3:

(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in effecting such registration, qualification, or compliance, unless the

Company is already subject to service or required to be so qualified in such jurisdiction and except as may be required by the Securities Act, or

(ii)    if within 14 days after its receipt of a written request to effect such registration, the Company causes to be delivered to the Holders an opinion of counsel reasonably acceptable to the Holders to the effect that the proposed disposition of Registrable Shares by the Holders will not require registration or qualification under the Securities Act, it being specifically understood and agreed that the Holders will promptly furnish to the Company and such counsel all information such counsel may reasonably request in order to enable such counsel to determine whether it would be able to render such opinion.

(f)    Expenses.   As between the Company and the Holders, the Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. The Holder or Holders shall pay all broker’s commissions and transfer taxes, if any, and any other expense not specifically allocated to the Company pursuant to this Agreement related to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement.

4.    Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, after such time as a public market exists for the Common Shares of the Company, the Company agrees to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company is subject to the reporting requirements of the Exchange Act;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times that it is subject to such reporting requirements); and

(c)    So long as a Holder owns any Registrable Shares, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at all times that it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at all times that the Company is subject to the reporting requirements of the Exchange Act).

5.    Registration Procedures.   In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(a)    prepare and file with the Commission, as specified in this Agreement, a Registration Statement, that complies as to form in all material respects with the requirements of the applicable form and includes all financial statements required by the Commission to be filed therewith;

(b)    in the case of the Required Registration Statement and subject to Section 5(i) hereof, prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Required Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holder thereof;

(c)    furnish to the Holder of Registrable Shares, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the use in compliance with applicable law of any such Prospectus, including each preliminary Prospectus, by the Holder of Registrable Shares, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)    use commercially reasonable efforts to register or qualify, or obtain exemption for registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction; provided, further, that if the Company fails to list the Registrable Shares on a national stock exchange or qualify for quotation on an automatic quotation system at or prior to the time the Registration Statement is declared effective by the Commission because it fails to meet requirements for such listing or quotation regarding the number of holders of its Common Shares, the obligation in this Section 5(d) shall not require the Company to register or qualify the Registrable Shares in any jurisdiction where the Company reasonably concludes, based upon the advice of securities counsel, that such registration or qualification would require unreasonable effort (including, without limitation, amendments to the Company’s Articles of Incorporation or Bylaws) or expense;

(e)    notify the Holder of Registrable Shares promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)    upon request by the Holder, furnish to the Holder of Registrable Shares copies of any request by the Commission or any state securities authority of amendments or supplements to a Registration Statement and Prospectus or for additional information;

(g)    in the case of the Required Registration Statement, use commercially reasonable efforts to avoid the issuance of, or if issued to obtain the withdrawal of, any enjoining order suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest possible moment;

(h)    upon request, furnish to the Holder of Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)    upon the occurrence of any event contemplated by Section 5(e)(iii) hereof, use commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)    if requested by the representative underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the representative of the underwriters, if any, or such Holders as they may reasonably request be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-

effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 5 that would, in the opinion of counsel for the Company, violate applicable law;

(k)    make available for inspection by representatives of the Holder of the Registrable Shares and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, the special counsel or accountants in connection with a Registration Statement; provided, however, that all such records, documents or information provided by the Company that have not been made generally available to the public shall be held and treated as confidential by such representatives, representative of the underwriters, special counsel or accountants and shall not be disclosed to any other person unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, or (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;

(l)    use commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies (within the Company’s control) cited by the exchange or market in the Company’s listing application) to list all Registrable Shares on each securities exchange or quotation system on which the Common Shares are then listed or quoted;

(m)    provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(n)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(o)    provide and cause to be maintained a transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(p)    in connection with any sale or transfer of the Registrable Shares that will result in such securities no longer being the Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or Holders may request at least two Business Days prior to any sale of the Registrable Shares.

6.    Certain Covenants of Holders.

(a)    The Company may require the Holder of Registrable Shares, as a condition to the Company’s obligations pursuant to Sections 2, 3 and 5 hereof, to furnish to the Company such information regarding itself, the securities of the Company held by it and the proposed method of distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of their Registrable Shares. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

(b)    The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(iii) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

7.    Black-Out Period.

(a)    Following the effectiveness of a Registration Statement (and the filings with any state securities commissions), the Company may direct the Holders to suspend sales of the Registrable Shares for such times as the Company deems necessary or advisable, including for up to 60 days in any 12 month period in the case of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (i) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings), (ii) as to which the Company has a bona fide business purpose for preserving confidentiality, or (iii) that renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable.

(b)    In the case of an event that causes the Company to suspend the effectiveness of a Registration Statement (a “Suspension Event”), the Company may give notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares so that the Company may correct or update the Registration Statement (or such filings); provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company. If so directed by the Company, the Holders will deliver to the Company all copies of the Prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company promptly following the conclusion of any Suspension Event.

(c)    Notwithstanding Section 2 hereof, if the Company shall give a Suspension Notice pursuant to this Section 7, the Company agrees it shall extend the period during which the Required Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

8.    Indemnification and Contribution

(a)    Indemnification by the Company.  The Company agrees to indemnify and hold harmless (i) the Purchaser, (ii) each Holder of the Registrable Shares, (iii) each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a “Controlling Person”), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Purchaser, each Holder of the Registrable Shares, or any Controlling Person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Party”), as follows:

(i)    from and against any and all loss, claim, liability, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Shares were registered under the Securities Act including all documents incorporated therein by reference, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld);

(iii)    from and against any and all expenses whatsoever (including reasonable fees and disbursements of counsel), as incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; and

(iv)    provided that such indemnity pursuant to this Section 8(a) shall not (A) inure to the benefit of the Holder (or any Controlling Person thereof) to the extent that any such loss, claim, liability, damage or expense arises out of such Holder’s failure to send or give a copy of the final Prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such person if such statement or omission was corrected in such final Prospectus and copies of such final Prospectus were timely delivered to the Holder in accordance with Section 5 hereof or (B) apply to the Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)    Indemnification by Holders.  Each Holder severally agrees to indemnify and hold harmless the Company, each of its directors and officers (including each officer of the Company who signed the Registration Statement), each Controlling Person of the Company, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder’s partners, directors, officers or Controlling Persons, against any and all loss, liability, claim, damage and expenses described in the indemnity contained in Section 8(a) hereof (provided, however, that any settlement described in Section 8(a)(ii) hereof is effected with the written consent of such Holder, which consent shall not be unreasonably withheld), as incurred, but only with respect to such untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto). If the Holder elects to include Registrable Shares in an Underwritten Offering pursuant to Section 3 hereof, the Holder shall be required to agree to such indemnification provisions as may be required by the underwriter in connection with such Underwritten Offering.

(c)    Conduct of Indemnification Proceedings.  Each Indemnified Party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability that it may have under this indemnity agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the Indemnified Party or parties in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such Indemnified Party or parties reasonably determines that a conflict of interest exists where it is advisable for such Indemnified Party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the Indemnified Party or parties shall be entitled to one separate counsel at the indemnifying party’s expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party’s counsel shall be entitled to conduct such indemnifying party’s defense, and counsel for the Indemnified Party or parties shall be entitled to conduct the defense of such Indemnified Party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into a settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses for counsel for the Indemnified Parties incurred thereafter in connection with such action or proceeding.

(d)    Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unenforceable, unavailable or insufficient although applicable in accordance with its terms, the Company and Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder in such proportion that the percentage of the Holder’s total contribution under this Section 8(d) shall correspond to the percentage that the public offering price of the Holder’s Registrable Shares offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Controlling Person of a Holder, if any, shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Controlling Person of the Company, if any, shall have the same rights to contribution as the Company. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise.

(e)    Survival.  The obligations of the Company and the Holders under this Section 8 shall survive the completion of any offering of Registrable Shares in a Registration Statement and otherwise.

9.    Market Stand-Off Agreement.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Common Shares (other than to donees or partners of the Holder who agree to be similarly bound) within seven (7) days prior to and for up to one hundred eighty (180) days following the effective date of a Registration Statement of the Company filed under the Securities Act (the “Stand-Off Period”); provided, however, that:

(a)    with respect to any Registration Statement filed subsequent to completion of the Company’s first primary issuance of Common Shares in a public offering, the Stand-Off Periods shall not exceed an aggregate of 90 days during any 12 month period;

(b)    with respect to the Stand-Off Period, such agreement shall not be applicable for 90 days after the filing of the Required Registration Statement with respect to Common Shares registered for resale on the Required Registration Statement except in the event of an underwritten public offering during such 90 day period;

(c)    with respect to the Stand-Off Period, such agreement shall not be applicable to Common Shares to be sold on the Holder’s behalf to the public in an Underwritten Offering pursuant to such Registration Statement;

(d)    all executive officers and trustees of the Company then holding Common Shares of the Company shall enter into similar agreements;

(e)    the Company shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater shareholder of the Company; and

(f)    the Holders shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater shareholder that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Common Shares subject to this Section 9 and to impose stop transfer instructions with respect to the Registrable Shares and such other Common Shares of each Holder (and the Common Shares or securities of every other person subject to the foregoing restriction) until the end of such period.

10.    Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to this Agreement with respect to: (a) any request or requests for registration made by any Holder on a date more than two (2) years after the closing date of the Company’s IPO; or (b) any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Shares proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

11.    Limitations on Subsequent Registration Rights.  After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of two-thirds of the then outstanding Registrable Shares, such number to include Common Shares registrable pursuant to Registration Rights Agreements with the Company of even date herewith, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 2 or 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Shares of the Holders that is included.

12.    Miscellaneous

(a)    Remedies.  If the Company (i) fails to file the Required Registration Statement within 270 days after the Closing Date, (ii) fails to maintain the effectiveness of the Required Registration Statement for at least 90 days or (iv) directs the Holders to suspend sales of Registrable Shares under an effective Registration Statement for more than 60 days during any 12 month period, then each Holder of the Registrable Shares will be entitled as the sole and exclusive remedy for any and all concurrent breaches of this Agreement related to one or more concurrent such failures or excess periods of suspension, to liquidated and agreed upon damages payable on each Registrable Share for each day of any such delay, failure to maintain effectiveness or excess period of suspension, as the case may be. Such liquidated damages shall be payable quarterly, in arrears within ten (10) days of the end of each fiscal quarter and shall accrue at a daily rate of (i) $0.25 per Registrable Share per annum during the first 90 days of the delay, failure to maintain effectiveness or excess suspension period, (ii) $0.50 per Registrable Share per annum during days 91 to 180 of the delay, failure to maintain effectiveness or excess suspension period, (iii) $0.75 per Registrable Share per annum during days 181 to 270 of the delay, failure to maintain effectiveness or excess suspension period, and (iv) $1.00 per Registrable Share per annum after the 270th day of the delay, failure to maintain effectiveness or excess suspension period.

(b)    Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, except in a written instrument executed by the Company and the Holders of a majority of the then outstanding Registrable Shares. No waiver of rights or consent to departure from the provisions of this Agreement shall be effective unless set forth in a written instrument signed by the party to be charged therewith; provided, however, that a waiver of rights or consent to departure from the terms hereof on behalf of the Holders shall be effective if signed by the Holders of a majority of the then outstanding Registrable Shares. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of the Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of the Registrable Shares may be given by Holders of a majority of the Registrable Shares being sold by such Holders pursuant to such Registration Statement. For the purposes of determining any majority pursuant to this Section 12(b), Registrable Shares that are owned, directly or indirectly, by either the Company or an Affiliate of the Company shall not be deemed outstanding.

(c)    Notices.  All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy;

(i)    if to the Company, to 1725 The Fairway, Jenkintown, PA 19046, ATTN: Chief Executive Officer;

(ii)    if to the Purchaser, to 1001 Nineteenth Street, North, Arlington, VA 22209, ATTN: Chief Executive Officer; and

(iii)    if to any other person who is then the Holder of any Registrable Shares, to the address of such Holder as it appears in the Common Share register of the Company.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (v) when delivered by hand, if personally delivered, (w) one Business Day after being timely delivered to a next-day air courier, (x) five Business Days after being deposited in the mail, postage prepaid, if mailed, (y) when answered back, if telexed, or (z) when receipt is acknowledged by the recipient’s telecopier machine or otherwise, if telecopied.

(d)    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder shall be deemed a third-party beneficiary of this Agreement. The Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of Holders of a majority of the then outstanding Registrable Shares. Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations.

(e)     Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

(f)    Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, as applied to contracts made and performed within the Commonwealth of Pennsylvania without regard to principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the federal and state courts located in the Commonwealth of Pennsylvania in any suit or proceeding based on or arising under this Agreement and irrevocably agree that any and all claims arising out of this Agreement or related to the transactions contemplated by this Agreement shall be determined exclusively in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

(g)    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the terms of this Agreement. All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.

(i)    Adjustment for Stock Splits, etc.  Wherever in this Agreement there is a reference to a specific number of shares or liquidated damages payable with respect to any Registrable Shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares or amount of liquidated damages payable with respect to any Registrable Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

AMERICAN FINANCIAL REALTY TRUST

By:

Name:

Title:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:

Name:

Title:

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